KIRKPATRICK & LOCKHART LLP 1800 Massachusetts Avenue, NW

Suite 200

Washington, D. C. 20036-1221

202.778.9000

www.kl.com

Clifford J. Alexander

202.778.9068

Fax : 202.778.9100

calexander@kl.com

July 7, 2003

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D. C. 20549

Re: Amana Mutual Funds Trust

1933 Act File No. 2-96924

1940 Act File No. 811-4276

Post-Effective Amendment No. 20

Dear Sir or Madam:

Transmitted herewith for filing pursuant to the Securities Act of 1933 ("1933 Act"), as amended, and Rule 485(b) of Regulation C thereunder, and pursuant to the Investment Company Act of 1940, as amended and Regulation 8B thereunder, is Post-Effective No. 20 (the "Amendment") to the currently effective Registration Statement of the Amana Mutual Funds Trust (the "Company").

The Amendment reflects non-material language and editorial changes made to the prospectus and statement of additional information and includes the Company’s audited financial statements for the fiscal year ended May 31, 2003. We have, as legal counsel, reviewed the above-referenced Post-Effective Amendment, and pursuant to paragraph (b)(4) under Rule 485 of the 1933 Act, represent that this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

If you have any questions or comments regarding the foregoing, please contact me at (202) 778-9068.

Sincerely,

/s/ Clifford J. Alexander

Clifford J. Alexander

Enclosures

cc: Nicholas Kaiser